                                                                    EXHIBIT 12.1

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
                                                                    THREE MONTHS
                                                 YEAR ENDED            ENDED
                                               SEPTEMBER 30,        DECEMBER 31,       YEARS ENDED DECEMBER 31,
                                              1993       1994           1995          1995       1996       1997
                                            ---------  ---------  ----------------  ---------  ---------  ---------
PRE-TAX LOSS FROM CONTINUING OPERATIONS...     (1,807)    (1,163)             (298)    (4,005)    (3,098)   (14,305)

FIXED CHARGES:

Interest charges..........................        258        439               120        842      2,827      4,348
Amortization of debt discount.............          0          0                 0          0         62        141
Rental....................................         59         61                18        115        127        159
                                            ---------  ---------  ----------------  ---------  ---------  ---------

TOTAL FIXED CHARGES.......................        317        500               138        957      3,016      4,648
                                            ---------  ---------  ----------------  ---------  ---------  ---------
Earnings before income taxes and fixed
 charges..................................     (1,490)      (663)             (160)    (3,048)       (82)    (9,657)
                                            ---------  ---------  ----------------  ---------  ---------  ---------
                                            ---------  ---------  ----------------  ---------  ---------  ---------
Ratio of earnings to fixed charges
 999-negative.............................        n/a        n/a               n/a        n/a        n/a        n/a
                                            ---------  ---------  ----------------  ---------  ---------  ---------
                                            ---------  ---------  ----------------  ---------  ---------  ---------
                                                1,807      1,163               298      4,005      3,098     14,618
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